Exhibit 10.5

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and effective as of September 16, 2021 (the “Effective Date”) by and between Onex Corporation (the “Licensor”), the ultimate parent company of Onex Falcon Investment Advisors, LLC, and Onex Falcon Direct Lending BDC Fund (the “Licensee”) (each a “party,” and collectively, the “parties”).

RECITALS

WHEREAS, the Licensor owns or is in the process of registering certain ownership interests in the trademarks, service marks and trade names “Onex,” “Onex Credit,” “Onex Partners” and “Onex Falcon” (collectively, the “Licensed Names” and each, a “Licensed Name”);

WHEREAS, the Licensee is a closed-end management investment company that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Advisory Agreement, dated as of September 16, 2021, by and between Onex Falcon Investment Advisors, LLC (the “Adviser”) and the Licensee (the “Advisory Agreement”), the Licensee has engaged the Adviser to act as the investment adviser to the Licensee; and

WHEREAS, the Licensee desires to use one or more of the Licensed Names in connection with the operation of its business, and the Licensor is willing to permit the Licensee to use the Licensed Names, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

LICENSE GRANT

1.1    License. Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, a personal, non-exclusive, non-assignable, non-sublicensable (except pursuant to Section 1.3), royalty-free, fully paid-up, right and license to use the Licensed Names solely and exclusively as an element of the Licensee’s own company name and in connection with the conduct of its business. Neither the Licensee nor any affiliate, owner, director, officer, employee, or agent thereof shall otherwise use any Licensed Name or any derivative thereof without the prior express written consent of the Licensor to be provided in the Licensor’s sole and absolute discretion. All rights not expressly granted to the Licensee hereunder are hereby reserved to Licensor and shall remain the exclusive property of the Licensor.

1.2    Licensor’s Use. Nothing in this Agreement shall preclude the Licensor, its affiliates, or any of its respective successors or assigns from using or permitting other entities to use the Licensed Names whether or not such entity directly or indirectly competes or conflicts with the Licensee’s business in any manner.

1.3     Sublicensing. The license granted to Licensee in Section 1.1 include the right to grant sublicenses to or otherwise authorize use by service providers of Licensee, solely for the benefit of Licensee and within the scope of the license set forth in Section 1.1, and provided that Licensee shall be liable hereunder for any action or inaction by any such sublicensee that would breach this Agreement if committed by Licensee. Any purported sublicense in violation of this Section 1.3 shall be null and void ab initio and of no force and effect.

ARTICLE 2

OWNERSHIP

2.1    Ownership. The Licensee acknowledges and agrees that the Licensor is the owner of all right, title, and interest in and to the Licensed Names, and all such right, title, and interest shall remain with the Licensor. The Licensee shall not contest, dispute, or challenge the Licensor’s right, title, and interest in and to, or the validity of, the Licensed Names or Licensor’s rights therein. Licensee agrees that it has no right to apply to register for trademark protection of any Licensed Name, or enforce any rights therein against third parties. Licensee shall notify Licensor in writing upon Licensee obtaining any knowledge of infringement, or possible infringement, of the Licensed Names. Licensor shall have no obligation to take any action against any third party with respect to the Licensed Names, but should Licensor take action, Licensee will fully cooperate with Licensor at Licensor’s expense.

2.2    Goodwill. All goodwill and reputation generated by Licensee’s use of each Licensed Name shall inure solely to the benefit of the Licensor. Notwithstanding the foregoing in Sections 2.1 or 2.2, in the event that Licensee is deemed to own any rights in any Licensed Name, Licensee hereby assigns such rights to Licensor together with all goodwill associated therewith. The Licensee shall not by any act or omission use the Licensed Names in any manner that disparages or reflects adversely on the Licensor or its business or reputation.

ARTICLE 3

COMPLIANCE

3.1    Quality Control. Licensee shall maintain and preserve the quality of the Licensed Names, and use the Licensed Names in good faith and in a dignified manner, in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever the Licensed Names are used. The Licensee further agrees to use the Licensed Name in accordance with such quality and/or branding standards as may be reasonably established by the Licensor and communicated to the Licensee from time to time in writing, or as may be agreed to by the Licensor and the Licensee from time to time in writing. Licensee agrees to affix all such trademark notices as may be requested by Licensor or required under applicable laws. Upon Licensor’s request, Licensee shall submit in to Licensor representative samples of any uses of the Licensed Names.

3.2    Compliance With Laws. The Licensee shall operate its business in connection with each Licensed Name in compliance in all material respects with all laws, rules, regulations, and requirements of any governmental body in the United States of America (the “Territory”) or elsewhere as may be applicable to the operation, advertising, and promotion of the business, and that it shall notify the Licensor of any action that must be taken by the Licensee to comply with such law, rules, regulations, or requirements.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1    Mutual Representations. Each party hereby represents and warrants to the other parties as follows:

(a)    Due Authorization. Such party is duly formed and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b)    Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution, and delivery by the other parties, constitutes a legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)    No Conflict. Such party’s execution, delivery, and performance of this Agreement does not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties, or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of any contract, agreement, lease, sublease, license, permit, franchise, or other instrument or arrangement to which it is a party.

4.2     EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT OR THE LICENSED NAMES, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE LICENSED NAMES IS ON AN “AS IS” BASIS AND IS AT ITS OWN RISK.

ARTICLE 5

TERM AND TERMINATION

5.1    Term. This Agreement shall remain in effect only for so long as the Advisory Agreement remains in effect and an affiliate of the Licensor remains the Licensee’s investment adviser thereunder. Upon expiration or termination of the Advisory Agreement for any reason, or assignment of the Advisory Agreement to a third party, this Agreement shall immediately terminate. Either party may terminate this Agreement upon thirty (30) days’ written notice to the other party.

5.2    Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Licensee under this Agreement with respect to each Licensed Name shall cease, and the Licensee shall immediately discontinue use of each Licensed Name.

ARTICLE 6

MISCELLANEOUS

6.1    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign, delegate, or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, however, that the Licensor may assign this Agreement to an affiliate without Licensee’s consent. No assignment by any party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by any party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, the rights and obligations of the Licensee under this Agreement shall be deemed to be assigned to a newly-formed entity in the event of the merger of the Licensee into, or conveyance of all of the assets of the Licensee to, such newly-formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Licensee’s legal form into another limited liability entity.

6.2    Independent Contractor. This Agreement does not give any party, or permit any party to represent that it has any power, right, or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

6.3    Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the other party at its principal office.

6.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regarding the conflicts of law principles or rules thereof to the extent such principles would require or permit the application of the laws of another jurisdiction. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5    Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

6.6    No Waiver. The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8    Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile or other electronic transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

6.10    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such subject matter.

6.11    Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:
Onex Corporation

By:	/s/ Colin K. Sam
Name: Colin K. Sam
Title: Vice President, Associate General Counsel

LICENSEE:
Onex Falcon Direct Lending BDC Fund

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

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